SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2013

GEOVAX LABS, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive

Suite 380

Smyrna, Georgia 30080

(Address of Principal Executive Offices)

(678) 384-7220

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the registrant's management as well as estimates and assumptions made by the registrant's management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative if these terms and similar expressions as they relate to the registrant or the registrant's management identify forward looking statements. Such statements reflect the current view of the registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the registrant's industry, operations and results of operations and any businesses that may be acquired by the registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02     Departure of Directors or Certain Officers, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

(e)     On October 21, 2013 our Board of Directors approved amendments to the employment agreements between the Company and each of Robert T. McNally, Harriet L. Robinson and Mark W. Reynolds, in the form as provided in the exhibits to this Form 8-K. The amendments include severance provisions in the event of a change in control and termination of employment.

        The foregoing description of the employment agreement amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendments, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement Between GeoVax Labs, Inc. and Robert T. McNally
10.2	Amendment No. 1 to Employment Agreement Between GeoVax Labs, Inc. and Harriet L. Robinson
10.3	Amendment No. 1 to Employment Agreement Between GeoVax Labs, Inc. and Mark W. Reynolds

[Signatures on following page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2013

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer